UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, no par value	OCC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12B-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

As previously disclosed by Optical Cable Corporation (the “Company” or “OCC”), Brown, Edwards & Company, L.L.P. (“Brown Edwards”) informed the Company that Brown Edwards was closing its public company audit practice and would no longer be performing audits for public companies. As a result, Brown Edwards indicated to the Company that it would not be possible to engage Brown Edwards as an independent registered public accounting firm for the Company’s 2024 fiscal year, ending October 31, 2024. Brown Edwards did complete the audit of the Company’s consolidated financial statements for the fiscal year ended October 31, 2023.

The reports of Brown Edwards on OCC’s consolidated financial statements for the fiscal years ended October 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended October 31, 2023 and 2022, and through April 25, 2024, there have been no “disagreements”(as defined in Item 301(a)(1)(iv) of Regulation S-K and the related instructions) with Brown Edwards on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Brown Edwards would have caused Brown Edwards to make reference thereto in its reports on the consolidated financial statements for such years and interim period. During the fiscal years ended October 31, 2023 and 2022, and through April 25, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

OCC provided Brown Edwards with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Brown Edwards furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether or not Brown Edwards agrees with the disclosure. A copy of Brown Edwards’s letter dated April 29, 2024 is attached as Exhibit 16.1 to this report.

The Audit Committee of the Board of Directors (the “Audit Committee”) of OCC recently conducted an audit proposal process to select OCC’s independent registered public accounting firm for the fiscal year ending October 31, 2024. The Audit Committee invited a number of PCAOB registered public accounting firms to participate in this process.

On April 25, 2024, the Audit Committee approved the engagement of Crowe LLP as OCC’s independent registered public accounting firm for the Company’s fiscal year ending October 31, 2024, effective immediately.

During the fiscal years ended October 31, 2022 and 2023, and the subsequent interim period through April 25, 2024, neither the Company nor anyone acting on its behalf has consulted with Crowe LLP about (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on OCC’s financial statements, and neither a written report nor oral advice was provided to the Company as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

16.1	Letter from Brown, Edwards & Company, L.L.P. to the Securities and Exchange Commission dated April 29, 2024 (FILED HEREWITH)
104	Cover page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: April 30, 2024

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